Exhibit 10.30

OPTION TO RENEW

The Original Option To Renew dated November 15, 2001, is hereby amended as indicated in underlined bold print below.

     Pursuant to Article XXXIV, Section 34.1 “Option to Extend” of the Lease Agreement between B&B Investments, Inc. (“Landlord”) and Portola Packaging, Inc. (“Tenant”) relating to the property at 951 Douglas Road, Batavia, IL dated July 23, 1992, and in consideration of the Landlord completing, at the expense of the Landlord, an Office Expansion Project (“Project”) totaling $227,188.00, the Tenant hereby notifies the Landlord of its intent to exercise its OPTION TO EXTEND for the First Extension Term of five (5) years.

     This five (5) year extension, as provided in the aforementioned Lease agreement, shall commence upon the day following the last day of the original term of this Lease from August 6, 2008 to August 5, 2013.

     The Rent paid by the Tenant to the Landlord for the five (5) year extension period above shall be equal to:

Base Rent	$40,068.91 per calendar Month ($480,826.92 per Year)

Project	$2,764.41 per calendar Month ($33,172.92 per Year)

Total Rent	$42,833.32 per calendar Month ($513,998.84 per Year)

     Furthermore, in consideration of the Landlord completing the “Project”, the Tenant agrees to pay each month to the Landlord, in addition to the base rent of $37,511.32 per calendar Month (as provided in Exhibit “D” of the original Lease), the amount of $2,764.41 per calendar Month. The new Base Rent for the remainder of the original Lease term through August 5, 2008, shall be:

Base Rent	$37,511.32 per calendar Month ($450,135.84 per Year)

Project	$2,764.41 per calendar Month ($33,172.92 per Year)

Total Rent	$40,275.73 per Calendar Month ($483,308.76 per Year)

     The additional $2,764.41 per calendar Month shall be added to the Base Rent of $37,511.32 commencing with the lease payment due for March 1, 2002.

     The Landlord shall pay the General Contractor directly for any and all work completed as agreed, and shall warrant to the Tenant that all work performed shall be free of any and all liens or encumbrances against the Tenant.

Agreed:

	Landlord	Date	Tenant	Date

Amendment to Lease Agreement

This amendment modifies the Lease Agreement between B&B Investments, Inc. (“Landlord”) and Portola Packaging, Inc. (“Tenant”) relating to the property at 951 Douglas Road, Batavia, IL dated July 23, 1992, as follows:

Article XXXIV Option to Renew

     Section 34.1 and sub-para (a) of the lease between Landlord and Tenant currently reads:

     Section 34.1. Tenant is hereby granted the right to extend the term of this lease for two (2) consecutive terms of five (5) years each commencing on the day immediately following the expiration of the original term (“the First Extension Term”) and on the day following the the expiration of the First Extension Term (the “Second Extension Term”) subject to the following conditions:

     (a) Tenant serves written notice on Landlord of its intent to extend not more than three hundred sixty five (365) days prior to the expiration of the original term and not less than two hundred seventy (270) days prior to the expiration of the original term or First Extension Term; as applicable.

     Section 34.1, sub-para (a) of the lease between Landlord and Tenant is hereby amended to now read:

The first paragraph remains unchanged

     Section 34.1. Tenant is hereby granted to the right to extend the term of this lease for two (2) consecutive terms of five (5) years each commencing on the day immediately following the expiration of the original term (“the First Extension Term”) and on the day following the the expiration of the First Extension Term (the “Second Extension Term”) subject to the following conditions:

     Section 34.1, Sub-Paragraph (a) is amended to now read:

     (a)Tenant serves written notice on Landlord of its intent to extend not less than two hundred seventy (270) days prior to the expiration of the original term or First Extension Term; as applicable.

Section 34.1, Sub-Paragraphs (b), (c), (d) and (e) remain unchanged

     This amendment modifies only the above mentioned specific terms, and all other terms and conditions of this agreement shall remain in full force and effect as originally agreed. This lease agreement is hereby amended as described above through signature below of the authorized agents of the Landlord and Tenant and shall be effective this    day of    , of the year    .

Landlord:		Tenant:

Signature	Date	Signature	Date

Print Name		Print Name

Title		Title